Exhibit 10.7F

July 6, 2007

Tercica, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

Attn: Dr. John Scarlett, CEO

Re: Amendment re Initial Indication 2 in the U.S. IGF-1 Agreement

Dear Dr. Scarlett:

Genentech, Inc. (“Genentech”) and Tercica, Inc. (“Tercica”) are parties to that certain License and Collaboration Agreement, effective as of April 15, 2002, as amended (“U.S. IGF-1 Agreement”) and that certain International License and Collaboration Agreement, effective as of July 25, 2003, as amended (“International IGF-1 Agreement”), pursuant to which Tercica licensed from Genentech certain rights to develop and commercialize IGF-1 in the United States and in all foreign countries, respectively, (such agreements, collectively, the “IGF-1 Agreements”). All capitalized terms not otherwise defined herein shall have the meanings defined in the U.S. IGF-1 Agreement.

Genentech and Tercica agree that it is in their respective interests to further amend certain provisions of the U.S. IGF-1 Agreement. Therefore, by this letter agreement (“Letter Agreement”) the Parties agree, effective only (if ever) as of the Effective Date of that certain Combination Product Development and Commercialization Agreement between the Parties, dated July 6, 2007 (where such Effective Date is as defined in such agreement), to the following:

1.	Under Section 3.2(b) of the U.S. IGF-1 Agreement (as amended by that certain Letter Agreement between the Parties, dated June 22, 2005), Tercica has certain diligence obligations regarding the Development of Initial Indication 2. Genentech and Tercica hereby agree that a failure by Tercica to fulfill such diligence obligations shall not be a material breach of either of the IGF-1 Agreements, provided that Tercica fulfills its obligations under Section 3.2(c) of each of the IGF-1 Agreements, including in the event that Genentech takes over the Development of IGF-1 for Initial Indication 2, as provided under paragraph 2 of this Letter Agreement.

2.	As of the date of this Letter Agreement, Tercica has not initiated Development of IGF-1 for Initial Indication 2. Section 3.2(c) of the U.S. IGF-1 Agreement is hereby amended to provide that, unless and until Tercica does initiate such Development, Genentech may at any time, in its sole discretion, elect to initiate and continue such Development, upon notice to Tercica of such election. If Genentech makes such an election, (a) all other provisions of Section 3.2(c) of the U.S. IGF-1 Agreement and the provisions of Section 3.2(c) of the International IGF-1 Agreement shall continue to apply (including, without limitation, (i) Genentech’s obligations to negotiate and pay a milestone and/or royalties to Tercica and (ii)Tercica’s obligations to provide information and materials to Genentech and allow Genentech to cross-reference regulatory submissions) and (b) upon written mutual agreement between the Parties, Genentech may substitute a new Indication for Initial Indication 2 instead of Diabetes (other than an Excluded Indication), subject to the minimum market size requirement (and the associated mechanism for resolving any dispute regarding such market size) set forth in the definition of Initial Indication 2 in the U.S. IGF-1 Agreement.

3.	If, however, Tercica initiates Development of IGF-1 for Initial Indication 2 before Genentech elects (if ever) to initiate such Development pursuant to paragraph 2 of this Letter Agreement, the provisions of this Letter Agreement shall have no further force or effect.

This Letter Agreement constitutes the entire agreement between the Parties in relation to the matters contained herein, and supersedes all prior and/or contemporary agreements and understandings that may exist between the Parties, whether written, oral or otherwise, relating to such matters. The Parties agree that other than the matters expressly addressed herein, all terms and conditions of the IGF-1 Agreements remain in full force and effect.

If you are in agreement with the foregoing, please execute the enclosed duplicate original and return it to my attention. Thank you.

Sincerely,

for Genentech, Inc.

Name:	/s/ David Ebersman
Title:	Executive VP and CFO

AGREED TO AND ACKNOWLEDGED BY:

Tercica, Inc.

Signed:	/s/ Stephen N. Rosenfield
Name:	Stephen N. Rosenfield
Title:	Executive Vice President Legal Affairs, General Counsel and Secretary